SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 29, 2008

MagneGas Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Rainville Rd Tarpon Springs, FL 34689	34689
(Address of principal executive offices)	(Zip Code)

(Former name, former address, if changed since last report)

(727) 934-9593
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2008, MagneGas Corporation (the “Company”), entered into an asset purchase agreement (the “Agreement”) with HyFuels, Inc (“HyFuels”) of Palm Harbor FL for the purchase of specific intellectual property.  The parties entered into the Agreement for the purchase of the assets of HyFuels, primarily patents, trademarks and domain names.

The purchase agreement lists the following patents:
•	U.S. Patent No. 6,926,872, issued on August 9, 2005 entitled Apparatus and Method for Producing a Clean Burning Combustible Gas With Long Life Electrodes and Multiple Plasma-Arc-Flows;
•	U.S. Patent No. 6,972,118, issued on December 6, 2005 entitled Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;
•	U.S. application no. 11/474,687, filed on June 26, 2006 entitled Operating Under High Power, Pressure and Temperature Conditions to Produce A Combustible Gas.

The trademark name “MAGNEGAS” is irrevocably transferred to MagneGas Corporation.

The following domain names have been irrevocably transferred to MagneGas Corporation:

•	hycoal.com,
•	hydiesel.corn,
•	hyethanol.com,
•	hygasoline.com,
•	hynaturalqas.com,
•	rnagnefuel.corn,
•	magnsfuels.com,
•	rnagnegas.corn,
•	magnegases.com,
•	rnagnegasoline.com,
•	magnehydrogen.com,
•	magneliquid.com,
•	magneliquids.com,
•	magneoxygen.com

The consideration to be paid for the Purchased Assets by Purchaser, upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, transfer  and delivery of the Purchased Assets,  the Purchaser shall pay  30,000,000 (thirty million) restricted shares of the Purchasers common stock, par value $0.001 (the “Common Stock”).

The Company will value the purchased assets (patents) at the value of the common stock, as quoted on the OTCBB exchange at the date of the agreement and in consideration of factors that may affect valuation.  The patents will be capitalized as a non-current asset, at their determined value, corresponding to an equivalent increase in equity.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits:
	NUMBER	EXHIBIT
	10.2	Asset Purchase Agreement: MagneGas Corporation and HyFuels, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MagneGas Corporation

Dated: December 30, 2008	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer

Dated: December 30, 2008	/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer